                                                                Exhibit 4(c)


                            THE GORMAN-RUPP COMPANY
                   INDIVIDUAL PROFIT SHARING RETIREMENT PLAN
                (As Amended and Restated as of January 1, 1987)

                               Table of Contents


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ARTICLE I - DEFINITIONS AND CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                   (1)       Account and Sub-Account  . . . . . . . . . . . . . . . . . .    1
                   (2)       Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                   (3)       Administrator or Plan Administrator  . . . . . . . . . . . .    1
                   (4)       Before-Tax Contributions . . . . . . . . . . . . . . . . . .    1
                   (5)       Before-Tax Contributions Sub-Account . . . . . . . . . . . .    1
                   (6)       Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . .    1
                   (7)       Code . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   (8)       Committee  . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   (9)       Common Equity Fund . . . . . . . . . . . . . . . . . . . . .    3
                   (10)      Company  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   (11)      Contributing Member  . . . . . . . . . . . . . . . . . . . .    3
                   (12)      Controlled Group . . . . . . . . . . . . . . . . . . . . . .    4
                   (13)      Covered Employee . . . . . . . . . . . . . . . . . . . . . .    4
                   (14)      Credited Compensation  . . . . . . . . . . . . . . . . . . .    4
                   (15)      Effective Date . . . . . . . . . . . . . . . . . . . . . . .    5
                   (16)      Eligible Employee  . . . . . . . . . . . . . . . . . . . . .    5
                   (17)      Employee . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                   (18)      Employer . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                   (19)      Employer Contributions . . . . . . . . . . . . . . . . . . .    5
                   (20)      Employer Matching Contributions  . . . . . . . . . . . . . .    5
                   (21)      Employer Matching Contributions Sub-Account  . . . . . . . .    5
                   (22)      Employer Profit Sharing Contributions  . . . . . . . . . . .    5
                   (23)      Employer Profit Sharing Contributions
                               Sub-Account  . . . . . . . . . . . . . . . . . . . . . . .    5
                   (24)      Enrollment Date  . . . . . . . . . . . . . . . . . . . . . .    6
                   (25)      Fiduciary  . . . . . . . . . . . . . . . . . . . . . . . . .    6
                   (26)      Gorman-Rupp Stock  . . . . . . . . . . . . . . . . . . . . .    6
                   (27)      Gorman-Rupp Stock Fund . . . . . . . . . . . . . . . . . . .    6
                   (28)      Hardship . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                   (29)      Hours of Service . . . . . . . . . . . . . . . . . . . . . .    6
                   (30)      Investment Fund  . . . . . . . . . . . . . . . . . . . . . .   10
                   (31)      Member . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   (32)      Money Market Fund  . . . . . . . . . . . . . . . . . . . . .   10
                   (33)      Named Fiduciaries  . . . . . . . . . . . . . . . . . . . . .   11
                   (34)      Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   (35)      Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   (36)      Prior Written Notice . . . . . . . . . . . . . . . . . . . .   11
                   (37)      Salary Reduction Agreement . . . . . . . . . . . . . . . . .   11
                   (38)      Spouse . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   (39)      Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   (40)      Trust Agreement  . . . . . . . . . . . . . . . . . . . . . .   11





                                      -i-
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                   (41)      Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   (42)      Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                   (43)      Valuation Date . . . . . . . . . . . . . . . . . . . . . . .   12
                   (44)      Year of Eligibility Service  . . . . . . . . . . . . . . . .   12
         1.2       Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE II - ELIGIBILITY AND MEMBERSHIP . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.1       Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.2       Commencement of Membership . . . . . . . . . . . . . . . . . . . . . .   14
         2.3       Contributing Membership  . . . . . . . . . . . . . . . . . . . . . . .   14
         2.4       Duration of Membership . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE III - BEFORE-TAX CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.1       Amount of Contributions  . . . . . . . . . . . . . . . . . . . . . . .   17
         3.2       Payments to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.3       Changes in Contributions . . . . . . . . . . . . . . . . . . . . . . .   17
         3.4       Suspension and Resumption of Contributions . . . . . . . . . . . . . .   18

ARTICLE IV - EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.1       Amount of Employer Contributions . . . . . . . . . . . . . . . . . . .   19
         4.2       Time for Making Employer Contributions . . . . . . . . . . . . . . . .   20
         4.3       Return of Employer Contributions . . . . . . . . . . . . . . . . . . .   21
         4.4       Allocation of Employer Profit Sharing
                     Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         4.5       Cash Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         4.6       Allocation of Employer Matching Contributions  . . . . . . . . . . . .   24
         4.7       Funding Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE V - LIMITATIONS ON CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . .   25
         5.1       Limitation on Deferrals  . . . . . . . . . . . . . . . . . . . . . . .   25
         5.2       Limitation on Before-Tax and Employer Profit Sharing Contributions . .   26
         5.3       Limitation on Matching Contributions . . . . . . . . . . . . . . . . .   29
         5.4       Monitoring Procedures  . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.5       Limitation on Individual Allocations . . . . . . . . . . . . . . . . .   32
         5.6       Limitation on Total Individual Benefits  . . . . . . . . . . . . . . .   35
         5.7       Definitions for Limitations Provisions . . . . . . . . . . . . . . . .   36
         5.8       Limitation on Employer Contributions . . . . . . . . . . . . . . . . .   37

ARTICLE VI - INVESTMENT OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . .   38
         6.1       Investment Funds . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         6.2       Account; Sub-Account . . . . . . . . . . . . . . . . . . . . . . . . .   39
         6.3       Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         6.4       Investment of Contributions  . . . . . . . . . . . . . . . . . . . . .   39
         6.5       Directions to Trustee  . . . . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE VII - MAINTENANCE AND VALUATION
                       OF MEMBERS' ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . .   42
         7.1       Valuation of Investment Funds  . . . . . . . . . . . . . . . . . . . .   42
         7.2       Procedures in Making All and Corrections . . . . . . . . . . . . . . .   43
         7.3       Registration and Voting of Gorman-Rupp Stock . . . . . . . . . . . . .   44
         7.4       Tender or Sale of Gorman-Rupp Stock  . . . . . . . . . . . . . . . . .   45





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ARTICLE VIII - VESTING, DISTRIBUTIONS AND WITHDRAWALS . . . . . . . . . . . . . . . . . .   52
         8.1       Nonforfeitable Member Interests  . . . . . . . . . . . . . . . . . . .   52
         8.2       Distributions on Death While an Employee . . . . . . . . . . . . . . .   52
         8.3       Distributions on Other Termination of Employment . . . . . . . . . . .   52
         8.4       Distributions on Death after Termination
                     of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         8.5       Time of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .   53
         8.6       Withdrawal of Contributions  . . . . . . . . . . . . . . . . . . . . .   53
         8.7       Order of Distributions and Withdrawals . . . . . . . . . . . . . . . .   54
         8.8       Facility of Payment  . . . . . . . . . . . . . . . . . . . . . . . . .   54
         8.9       Duplication of Benefits  . . . . . . . . . . . . . . . . . . . . . . .   55

ARTICLE IX - ADMINISTRATION OF THE TRUST FUND . . . . . . . . . . . . . . . . . . . . . .   56
         9.1       Appointment of Trustee . . . . . . . . . . . . . . . . . . . . . . . .   56
         9.2       Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         9.3       The Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         9.4       No Guarantee Against Loss  . . . . . . . . . . . . . . . . . . . . . .   57
         9.5       Payment of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . .   57
         9.6       Compensation and Expenses  . . . . . . . . . . . . . . . . . . . . . .   57
         9.7       No Diversion of Trust Fund . . . . . . . . . . . . . . . . . . . . . .   58
         9.8       Transfer to this Plan from Other Plans . . . . . . . . . . . . . . . .   58

ARTICLE X - ADOPTION OF THE PLAN BY OTHER EMPLOYERS . . . . . . . . . . . . . . . . . . .   60
         10.1      Adoption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         10.2      Withdrawal of Employer . . . . . . . . . . . . . . . . . . . . . . . .   60
         10.3      Withdrawal of Employee Group . . . . . . . . . . . . . . . . . . . . .   61

ARTICLE XI - THE COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         11.1      Appointment of Committee . . . . . . . . . . . . . . . . . . . . . . .   62
         11.2      Formalities of Committee Action  . . . . . . . . . . . . . . . . . . .   62
         11.3      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         11.4      Assistance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         11.5      Uniform Administration of Plan . . . . . . . . . . . . . . . . . . . .   63

ARTICLE XII - ADMINISTRATION OF THE PLAN
                      AND FIDUCIARY RESPONSIBILITY  . . . . . . . . . . . . . . . . . . .   64
         12.1      Responsibility for Administration  . . . . . . . . . . . . . . . . . .   64
         12.2      Named Fiduciaries  . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         12.3      Delegation of Fiduciary Responsibilities . . . . . . . . . . . . . . .   64
         12.4      Immunities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         12.5      Limitation on Exculpatory Provisions . . . . . . . . . . . . . . . . .   66

ARTICLE XIII - CLAIMS PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         13.1      Method of Filing Claim . . . . . . . . . . . . . . . . . . . . . . . .   68
         13.2      Notification by Committee  . . . . . . . . . . . . . . . . . . . . . .   68
         13.3      Review Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

ARTICLE XIV - AMENDMENT, SUSPENSION OR TERMINATION  . . . . . . . . . . . . . . . . . . .   71
         14.1      Right to Amend, Suspend or Terminate . . . . . . . . . . . . . . . . .   71
         14.2      Procedure for Amendment, Suspension
                     or Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         14.3      Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . .   71





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ARTICLE XV - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         15.1      Spendthrift Provisions . . . . . . . . . . . . . . . . . . . . . . . .   72
         15.2      No Enlargement of Employment Rights  . . . . . . . . . . . . . . . . .   72
         15.3      Notices, Reports and Statements  . . . . . . . . . . . . . . . . . . .   72
         15.4      Action by Company  . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         15.5      Merger or Transfer of Assets . . . . . . . . . . . . . . . . . . . . .   73
         15.6      Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         15.7      Severability Provision . . . . . . . . . . . . . . . . . . . . . . . .   74

ARTICLE XVI - TOP-HEAVY PLAN REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . .   75
         16.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
                   (1)       Aggregation Group  . . . . . . . . . . . . . . . . . . . . .   75
                   (2)       Compensation . . . . . . . . . . . . . . . . . . . . . . . .   75
                   (3)       Defined Benefit Plan . . . . . . . . . . . . . . . . . . . .   75
                   (4)       Defined Contribution Plan  . . . . . . . . . . . . . . . . .   75
                   (5)       Determination Date . . . . . . . . . . . . . . . . . . . . .   75
                   (6)       Extra Top-Heavy Group  . . . . . . . . . . . . . . . . . . .   75
                   (7)       Extra Top-Heavy Plan . . . . . . . . . . . . . . . . . . . .   75
                   (8)       Former Key Employee  . . . . . . . . . . . . . . . . . . . .   75
                   (9)       Key Employee . . . . . . . . . . . . . . . . . . . . . . . .   76
                   (10)      Non-Key Employee . . . . . . . . . . . . . . . . . . . . . .   76
                   (11)      Permissive Aggregation Group . . . . . . . . . . . . . . . .   76
                   (12)      Required Aggregation Group . . . . . . . . . . . . . . . . .   77
                   (13)      Top-Heavy Account Balance  . . . . . . . . . . . . . . . . .   77
                   (14)      Top-Heavy Group  . . . . . . . . . . . . . . . . . . . . . .   78
                   (15)      Top-Heavy Plan . . . . . . . . . . . . . . . . . . . . . . .   78
         16.2      Determination of Top-Heavy Status  . . . . . . . . . . . . . . . . . .   78
         16.3      Determination of Extra Top-Heavy Status  . . . . . . . . . . . . . . .   79
         16.4      Top-Heavy Plan Requirements  . . . . . . . . . . . . . . . . . . . . .   80
         16.5      Minimum Contribution Requirement . . . . . . . . . . . . . . . . . . .   80
         16.6      Limitation on Compensation Requirement . . . . . . . . . . . . . . . .   82
         16.7      Adjustment to Minimum Benefits and Allocations . . . . . . . . . . . .   82
         16.8      Coordination With Other Plans  . . . . . . . . . . . . . . . . . . . .   82

                            THE GORMAN-RUPP COMPANY
                   INDIVIDUAL PROFIT SHARING RETIREMENT PLAN
                (As Amended and Restated as of January 1, 1987)
                -----------------------------------------------

                 The Gorman-Rupp Company, an Ohio corporation, hereby amends and completely restates The Gorman-Rupp Individual Profit Sharing Retirement Plan to read as follows effective as of January 1, 1987.

                    ARTICLE I - DEFINITIONS AND CONSTRUCTION
                    ----------------------------------------

                 1.1 DEFINITIONS. The following terms when used in the Plan and Trust Agreement with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings:

                 (1)  ACCOUNT AND SUB-ACCOUNT:  See Section 6.2.

                 (2) ACT: The Employee Retirement Income Security Act of 1974, as the same has been and may be amended from time to time.

                 (3) ADMINISTRATOR OR PLAN ADMINISTRATOR: The Administrator of the Plan as defined in section 3(16)(A) of the Act and section 414(g) of the Code, shall be the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Administrator of the Plan) as hereinafter provided.

                 (4)  BEFORE-TAX CONTRIBUTIONS:  See Section 3.1.

                 (5)  BEFORE-TAX CONTRIBUTIONS SUB-ACCOUNT:  See Section 6.2.

                 (6) BENEFICIARY: A Member's Spouse or, if he has no Spouse or his Spouse consents (in the manner hereinafter described in this Subsection
(6)) to the designation hereinafter
provided for in this Subsection (6), such person or persons other than, or in addition to, his Spouse as may be designated by a Member as his death beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Committee) which is signed by the Member, which, if he has a Spouse, includes his Spouse's written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Member's sole Beneficiary), and which is filed with the Committee before the Member's death. A Spouse's consent required by this Subsection (6) shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by a member of the Committee or by a notary public and shall be effective only with respect to such Spouse. At any time when all the persons designated by the Member as his Beneficiary have ceased to exist, his Beneficiary shall be his Spouse or, if he does not then have a Spouse, such relative or relatives of the Member (by blood, marriage or adoption) and in such proportions as the Committee may select, or, in the discretion of the Committee, the Member's estate. If a Member has no Spouse and he has not made an effective Beneficiary designation pursuant to this Subsection (6), his Beneficiary shall be determined by the Committee as provided in the immediately preceding sentence. A person (or persons) designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary or unless the Participant's Beneficiary is his Spouse who shall have survived him, in which event any remaining payments shall be made to such Spouse's estate unless the Participant has otherwise provided and the Spouse has consented thereto as hereinabove set forth. If two or more persons designated as a Member's Beneficiary are in existence, any action permitted or required to be taken by a Beneficiary pursuant to any provision of the Plan shall not be effective unless such action is taken by all such persons other than any contingent Beneficiary who is not entitled to any payment under the Plan until after another then existing Beneficiary ceases to exist; and if all such persons cannot agree in respect of any such action required to be taken by a Beneficiary, such action shall be taken by the Committee and shall be binding on all such persons to the extent permitted by applicable law.

                 (7) CODE: The Internal Revenue Code of 1986, as the same has been and may be amended from time to time.

                 (8)  COMMITTEE:  The committee provided for in Article XI.

                 (9) COMMON EQUITY FUND: One of the three Investment Funds which shall be invested and reinvested solely in common or capital stocks (other than Gorman-Rupp Stock), or in bonds, debentures or preferred stocks convertible into common or capital stocks.

                 (10)  COMPANY:  The Gorman-Rupp Company, an Ohio corporation.

                 (11)  CONTRIBUTING MEMBER:  See Section 2.3.

                 (12) CONTROLLED GROUP: The Employers and any and all other corporations in which the Employers own at least 80% of the voting power or the total value of all classes of stock. The Controlled Group shall also include any and all corporations, trades and/or businesses, the employees of which together with Employees of the Employers are required, by the first sentence of subsection (b) or of subsection (c) of section 414 of the Code, to be treated as if they were employed by a single employer.

                 (13) COVERED EMPLOYEE: An Employee of an Employer, but excluding in the case of the Company each Employee who is employed as a Student Employee by the Company; provided, however, that no Employee of the Company who is employed in the Durham Products or Ramparts Divisions of the Company shall become a Covered Employee before January 1, 1989. For the purposes of the Plan, an Employee is employed as a Student Employee if he is employed by the Company pursuant to its interns, cooperative education, work experience or summer help programs.

                 (14) CREDITED COMPENSATION: Regular salary and regular hourly wages paid to an Employee by the Employers, including cost of living, shift, supervisory and longevity differentials, but excluding overtime pay, bonuses, commissions, and all other forms of extra compensation; provided, however, that effective January 1, 1989 the term "Credited Compensation" shall mean the total (not in excess of $200,000 as such amount may be adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury) of an Employee's compensation for services performed for a Controlled

Group Member which is currently includible in gross income determined without regard to any Salary Reduction Agreement to which the Employee is a party.

                 (15) EFFECTIVE DATE: January 1, 1984, for the Company and Members who enter the Plan as its Employees, and, for any other Employers and Members who enter the Plan as their Employees, the effective date specified by such Employer in connection with its adoption of the Plan.

                 (16) ELIGIBLE EMPLOYEE: An Employee who satisfies the eligibility requirements for membership in the Plan set forth in Section 2.1.

                 (17) EMPLOYEE: An employee of a member of the Controlled Group, including an officer but not a director as such.

                 (18) EMPLOYER: The Company and any other member of the Controlled Group adopting the Plan pursuant to Section 10.1.

                 (19) EMPLOYER CONTRIBUTIONS: Employer Matching Contributions and Employer Profit Sharing Contributions.

                 (20)  EMPLOYER MATCHING CONTRIBUTIONS:  See Section 4.1(2).

                 (21)  EMPLOYER MATCHING CONTRIBUTIONS SUB-ACCOUNT:  See
Section 6.2.

                 (22)  EMPLOYER PROFIT SHARING CONTRIBUTIONS:  See Section
4.1(1).

                 (23)  EMPLOYER PROFIT SHARING CONTRIBUTIONS SUB-ACCOUNT:  See
Section 6.2.

                 (24) ENROLLMENT DATE: The first day of each calendar quarter commencing with January 1, 1989.

                 (25) FIDUCIARY: Any person, including each Named Fiduciary, who is a fiduciary as defined in section 3(21)(A) of the Act.

                 (26) GORMAN-RUPP STOCK: Common shares, without par value, of the Company.

                 (27) GORMAN-RUPP STOCK FUND: One of the three Investment Funds which shall be invested and reinvested in Gorman-Rupp Stock.

                 (28) HARDSHIP: Immediate and heavy financial need on the part of a Member that cannot be satisfied from other resources reasonably available to the Member. The existence of Hardship and the amount necessary to meet it shall be determined in a uniform and non-discriminatory manner by the Committee, taking into account Treasury Department Regulations under section 401(k) of the Code, on the basis of information supplied by the Member.

                 (29) HOURS OF SERVICE: Hours of Service shall be credited in accordance with the following rules:

                 (a) An Employee shall be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more members of the Controlled Group for the performance of duties.

                 (b)(i) An Employee shall be credited with one Hour of Service (on the basis set forth in subparagraph (iv) below) for each hour for which he is paid, or entitled to payment, by one or more members of the Controlled Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated).

                 (ii) Notwithstanding the foregoing provisions of this paragraph (b).

                          (A) no more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan
                 Year);

                          (B) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation or unemployment compensation or disability insurance laws; and

                          (C) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                 (iii) For purposes of this paragraph (b), a payment shall be deemed to be made or due from a member of the Controlled Group regardless of whether such payment is made by or due from such Controlled Group member directly, or indirectly through, among others, a trust fund, or insurer, to which such Controlled Group member contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or on behalf of a group of Employees in the aggregate.

                 (iv) For purposes of this paragraph (b), an Employee shall be credited with Hours of Service on the basis of his regularly scheduled working hours per week (or per day if he is paid on a daily basis) or, in the case of an Employee without a regular work schedule, on the basis of 40 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis) for each week (or day) during such period of time during which no duties are performed. Notwithstanding the foregoing provisions of this subparagraph (iv), an Employee shall not be credited with a greater number of Hours of Service for a period during which no duties are performed than the number of hours for which he is regularly scheduled for the performance of duties during such period.

                 (c) An Employee shall be credited with one Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by one or more members of the Controlled Group; provided, however, that (i) an hour shall not be credited under both paragraph (a) or (b), as the case may be, and this paragraph (c), and (ii) Hours of Service credited under this paragraph (c) with respect to periods described in paragraph (b) shall be subject to the limitations and provisions set forth in said paragraph (b).

                 (d)(i) If an Employee is absent from work on or after January 1, 1985 for any period (A) by reason of the pregnancy or such Employee, (B) by reason of the birth of a child of such Employee, (C) by reason of the placement of a child with such Employee, or (D) for purposes of caring for a child for a period beginning immediately following the birth or placement of such child, such Employee shall be credited with Hours of Service (solely for the purpose of determining whether he has incurred a break in service under Section 1.1(44)) equal to (I) the number of Hours of Service which otherwise would normally have been credited to him but for such absence, or (II) is not determinable, 8 Hours of Service per normal workday of such absence, provided, however, that the total number of Hours of Service credited to an Employee under this paragraph (d) by reason of any pregnancy, birth or placement shall not exceed 501 Hours of Service.

                 (ii) Hours of Service credited to an Employee pursuant to this paragraph (d) shall be treated as Hours of Service (A) only in the eligibility computation period or (if applicable) reemployment eligibility computation period specified in Section 1.1(44) in which an absence from work described in this paragraph (d) begins, if the Employee would be prevented from incurring a break in service (as such term is defined in Section 1.1(44)) in such computation period solely because he is credited with Hours of Service during such absence pursuant to subparagraph (i) of this paragraph (d), or (B) in any other case, in the immediately following computation period.

                 (iii) Hours of Service shall not be credited to an Employee under this paragraph (d) unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the Employee's absence from work is for a reason specified in subparagraph (i) of this paragraph (d) and the number of days for which there was such an absence.

                 (e) No hour shall be counted more than once or be counted as more than one Hour of Service even though the Employee may receive more than straight-time pay for it.

                 (f) Except as otherwise provided in paragraph (d) of this Subsection (29), Hours of Service shall be credited to eligibility computation periods and Plan Years in accordance with the provisions of Department of Labor Regulations Section 2530.200b-2(c), which provisions are hereby incorporated by reference.

                 (30)  INVESTMENT FUND:  Any of the three Funds provided for in
Section 6.1.

                 (31) MEMBER: An Eligible Employee who has become or continues to be a Member of the Plan in accordance with the provisions of
Article II.

                 (32) MONEY MARKET FUND: One of the three Investment Funds which shall be invested and reinvested principally in U.S.

Government securities (including repurchase agreements, corporate obligations and bank issues), bankers acceptances and certificates of deposit.

                 (33) NAMED FIDUCIARIES: The persons designated in or pursuant to Section 12.2.

                 (34) PLAN: The Gorman-Rupp Individual Profit Sharing Retirement Plan, the terms of which are herein set forth, as the same may be amended, supplemented or restated from time to time.

                 (35)  PLAN YEAR:  A calendar year.

                 (36) PRIOR WRITTEN NOTICE: A notice in writing on a form or forms furnished by and filed with the Committee, the designated period being indicated by the context.

                 (37) SALARY REDUCTION AGREEMENT: An arrangement made under the Plan pursuant to which an Employee agrees to reduce, or to forego an increase in, his Credited Compensation and his Employer agrees to contribute to the Trust the amount so reduced or foregone as a Before-Tax Contribution.

                 (38) SPOUSE: The person to whom a Member is legally married at the specified time.

                 (39)  TRUST:  The trust created by the Trust Agreement.

                 (40) TRUST AGREEMENT: The Trust Agreement between the Company and the Trustee dated as of January 1, 1984, creating the Trust contemplated by the Plan, as the same may be amended, supplemented or restated from time to time, or any trust agreement superseding the same.

                 (41) TRUST FUND: The trust estate held by the Trustee under the provisions of the Plan and Trust Agreement.

                 (42) TRUSTEE: Bank One Trust Company, NA or its successor or successors in trust under the Trust Agreement.

                 (43) VALUATION DATE: The last business day of each calendar quarter commencing on and after January 1, 1984.

                 (44) YEAR OF ELIGIBILITY SERVICE: (a) An Employee shall be credited with a Year of Eligibility Service if he is credited with at least 1,000 Hours of Service (i) during his initial eligibility computation period, namely, the 12-month period beginning on the first day on which he is credited with an Hour of Service pursuant to Section 1.1(29)(a) or (ii) during any 12-month period commencing on an anniversary of such first day.

                 (b) An Employee who incurs a break in service (by not being credited with more than 500 Hours of Service in a 12-month period described in paragraph (a) of this Subsection) shall be credited with a Year of Eligibility Service if he is credited with at least 1,000 Hours of Service (i) during his reemployment eligibility computation period, namely, the 12-month period beginning on the first day of which he is credited with an Hour of Service pursuant to Section 1.1(29)(a) following such break in service or (ii) during any 12-month period commencing on an anniversary of such first day.

                 1.2 CONSTRUCTION. (1) Unless the context otherwise indicates, the masculine wherever used in the Plan shall include the feminine, the singular shall include the plural and the plural shall include the singular.

         (2) Whenever the word "person" appears in the Plan, it shall refer to both natural and legal persons.

         (3) Where headings have been supplied for portions of the Plan and of the Trust Agreement (other than the headings to the Subsections in Section 1.1), they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of such portions of such documents.

         (4) Except to the extent federal law controls, the Plan shall be governed, construed and administered according to the laws of the State of Ohio, and all persons accepting or claiming benefits under the Plan or Trust Agreement shall be bound and deemed to consent to their provisions.

                    ARTICLE II - ELIGIBILITY AND MEMBERSHIP
                    ---------------------------------------

                 2.1 ELIGIBLE EMPLOYEE. An Employee shall become an Eligible Employee under the Plan on any May 1 or November 1 after January 1, 1984 and before December 31, 1988 and on any Enrollment Date thereafter on which he meets the following requirements:

                 (a)  he is a Covered Employee,

                 (b) he has been credited with two Years of Eligibility Service (one Year of Eligibility Service on and after January 1,
         1989), and

                 (c) in the case of an Employee of an Employer who adopts the Plan pursuant to Section 10.1, on the first date on which he satisfies the eligibility requirements of such Employer's instrument of adoption.

                 2.2 COMMENCEMENT OF MEMBERSHIP. Each Eligible Employee shall be notified of his eligibility for membership in the Plan by the Committee. An Eligible Employee may become a Member in the Plan either by enrolling as a Contributing Member pursuant to Section 2.3 or by having an Employer Contribution allocated to his Account pursuant to Section 4.4.

                 2.3 CONTRIBUTING MEMBERSHIP. Any Eligible Employee (whether or not he is a Member) may enroll as a Contributing Member in the Plan on any Enrollment Date by filing with the Committee at least 30 days (or such shorter period as the Committee shall determine) before such Date an enrollment form prescribed by the Committee, which form shall include (a) the effective date on which the Eligible Employee is to become a

Contributing Member, (b) his agreement, commencing on or after such effective date, to have his Employer make Before-Tax Contributions for him to the Trust,
(c) his authorization to his Employer to withhold from, or reduce, each payment of Credited Compensation made to him on or after such effective date by the amount of any designated Before-Tax Contributions and to pay the same to the Trust, and (d) if there is no investment election in effect for him under
Section 6.4, his direction that the Before-Tax Contributions and Employer Contributions made for him be invested in any one of the investment options permitted by Section 6.4.

                 2.4 DURATION OF MEMBERSHIP. Once an Eligible Employee becomes a Member, he shall remain a Member so long as he continues to be an Employee whether or not he continues to be an Eligible Employee, provided, however, that if a Member ceases to be an Eligible Employee, Before-Tax Contributions may not be made for him pursuant to Section 3.1 and he may not share in Employer Profit Sharing Contributions made pursuant to Article IV until he again becomes an Eligible Employee and, in the case of Before-Tax Contributions, he again enrolls as a Contributing Member pursuant to Sections
2.3 and 3.1. A Member who is on authorized leave of absence shall be deemed to be an Eligible Employee only for the purpose of sharing in Employer Profit Sharing Contributions during such leave if he otherwise meets the requirements of Section 4.4. If a Member ceases to be an Employee and later again becomes an Employee, he shall again become a Member on the day he so again becomes an Employee if he is then an Eligible Employee.

                     ARTICLE III - BEFORE-TAX CONTRIBUTIONS
                     --------------------------------------

                 3.1  AMOUNT OF CONTRIBUTIONS.  Upon enrollment pursuant to
Section 2.3, a Member shall agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions for him to the Trust of up to 6% (in 1% increments) of his unreduced Credited Compensation through equal percentage reductions of each payment of Credited Compensation otherwise payable to him. If a Member's Before-Tax Contributions must be reduced to comply with the requirements of Section 5.4 or the requirements of applicable law, his Before-Tax Contributions as so reduced shall be the maximum percentage of his unreduced Credited Compensation permitted by such Section or law notwithstanding the foregoing provisions of this Section requiring that Before-Tax Contributions be made in 1% increments of his unreduced Credited Compensation.

                 3.2 PAYMENTS TO TRUSTEE. Before-Tax Contributions made for a Member pursuant to his Salary Reduction Agreement shall be transmitted by his Employer to the Trustee not later than 30 days after the end of the month in which such Contributions would otherwise have been payable to him as Credited Compensation.

                 3.3 CHANGES IN CONTRIBUTIONS. The percentage of Before-Tax Contributions designated by a Member pursuant to Section 3.1 shall continue in effect, notwithstanding any changes in the Member's Credited Compensation. A Member may, however, in accordance with the percentages permitted by Sections 3.1, change the percentage of his Before-Tax Contributions effective as of any Enrollment Date upon at least 30 days Prior Written Notice filed with the Committee.

                 3.4 SUSPENSION AND RESUMPTION OF CONTRIBUTIONS. A Member may suspend his Before-Tax Contributions effective as of any date upon at least 30 days Prior Written Notice filed with the Committee. A Member who has suspended his Before-Tax Contributions may, upon at least 30 days Prior Written Notice filed with the Committee, resume making such Before-Tax Contributions as of any Enrollment Date if he is then an Eligible Employee and he has again enrolled pursuant to Sections 2.3 and 3.1.

                      ARTICLE IV - EMPLOYER CONTRIBUTIONS
                      -----------------------------------

         4.1 AMOUNT OF EMPLOYER CONTRIBUTIONS. (1) (Employer Profit Sharing Contributions) Subject to the provisions of the Plan and Trust Agreement and to the extent it lawfully may, the Company shall contribute to the Trust on account of each Plan Year commencing on or after January 1, 1984, and each Employer which adopts the Plan pursuant to Article X shall contribute to the Trust on account of each Plan Year, beginning with the Plan Year in which it adopts the Plan or such other Plan Year as it may designate at the time of such adoption, such portion of its net earnings for each applicable Plan Year, and/or its accumulated earnings from prior Plan Years, as its Board of Directors may fix by resolution adopted by such Board prior to the end of each such Plan Year (the "Employer Profit Sharing Contributions"). Such a resolution of the Board of Directors fixing the amount of the Employer Profit Sharing Contribution to the Trust for any Plan Year may not be rescinded after the close of such Year and the amount so fixed may not be decreased by action of such Board after the close of such Year. Notwithstanding any other provision of the Plan to the contrary, no Employer shall make any Employer Profit Sharing Contributions on account of any Plan Year commencing on or after January 1, 1989.

                 (2) (Employer Matching Contributions) Subject to the provisions of the Plan and Trust Agreement and to the extent it lawfully may, each Employer shall contribute to the Trust on account of each Plan Year commencing on or after January 1, 1989, out of its net earnings for such Plan Year, and/or its accumulated earnings from prior Plan Years, an amount (the "Employer Matching Contributions") equal to 20% of the first 2% of Before-Tax Contributions and 10% of the next 4% of Before-Tax Contributions made during such Plan Year pursuant to Section 3.1 for its Employees who are entitled to an allocation of the Employer's Employer Matching Contributions for such Year pursuant to Section 4.6.

                 (3) As used in this Section, the terms "net earnings" and "accumulated earnings" shall mean the net earnings and accumulated earnings, respectively, of each Employer as determined by the auditor of such Employer in accordance with generally accepted accounting principles.

                 4.2 TIME FOR MAKING EMPLOYER CONTRIBUTIONS. (1) (Employer Profit Sharing Contributions) Each Employer may make its Employer Profit Sharing Contributions on account of any Plan Year, or partial payments of such Contributions, at any time during such Year or within the time following the close of such Year which is prescribed by law for the filing of the Employer's federal income tax return for such Year (including extensions thereof).

                 (2) (Employer Matching Contributions) Each Employer shall make its Employer Matching Contributions to the Trust not later than 30 days after the end of each calendar quarter and shall be equal to 20% of the first 2% of Before-Tax Contributions and 10% of the next 4% of Before-Tax Contributions made during such calendar quarter for Members who are Employees of such Employer.

                 4.3 RETURN OF EMPLOYER CONTRIBUTIONS. (1) Except as provided in Subsection (2) of this Section or in Sections 4.6, 5.1(3), 5.2(5) and 5.5(4), the Trust Fund shall never inure to the benefit of the Employers and shall be held for the exclusive purposes of providing benefits to Employees, Members and their Beneficiaries and defraying reasonable expenses of administering the Plan.

                 (2) If an Employer Contribution to the Trust is made by an Employer by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to such Employer if the Employer so directs within one year after the payment of such contribution. If an Employer Contribution made by an Employer which is conditioned upon the deductibility of the Contribution under section 404 of the Code (or any successor thereto) is not fully deductible under such Code Section (or any successor thereto), such Contribution, to the extent the deduction therefor is disallowed, shall be returned to the Employer if the Employer so directs within one year after the disallowance of the deduction.

                 (3) Earnings attributable to Employer Contributions returned to an Employer pursuant to this Section may not be returned, but losses attributable thereto shall reduce the amount to be returned.

                 4.4 ALLOCATION OF EMPLOYER PROFIT SHARING CONTRIBUTIONS. (1) Each Member who receives Credited Compensation from an Employer with respect to a Plan Year shall be entitled to share in any Employer Profit Sharing Contributions made to the Trust on account of such Plan Year by such Employer if he is both a Member and an Eligible Employee on the last day of such Plan Year and he has been credited with at least 1,000 Hours of Service (determined without regard to Section 1.1(29)(d)) during the twelve-month period ending on October 31 of such Plan Year.

                 (2) Subject to the provisions of Articles V and XVI, the share of each Member who, pursuant to Subsection (1) of this Section, is entitled to share in any Employer Profit Sharing Contributions under the Plan for a Plan Year shall be calculated by the Committee and shall be equal to the product obtained by multiplying such Employer Profit Sharing Contributions for such Year by a fraction, the numerator of which is the Member's Credited Compensation (as defined in Subsection (3) of this Section) for such Plan Year, and the denominator of which is the aggregate of the Credited Compensation (as defined in Subsection (3) of this Section) for such Plan Year of all such Members entitled to participate in such Employer Profit Sharing Contributions. The amount of a Member's share of Employer Profit Sharing Contributions for a Plan Year, less any portion thereof paid or to be paid to him in cash pursuant to Section 4.5, shall be paid to the Trust Fund and be credited to his Account, regardless of whether his employment with the Controlled Group terminates after the close of such Plan Year and before such share is paid to the Trust Fund.

                 (3) A Member's Credited Compensation for any Plan Year for the purposes of this Section shall be his annual rate of regular salary or regular hourly wages in effect on November 1 of such Plan Year. In the case of an Employee employed on a monthly salary basis on November 1, his annual rate of regular salary on such day shall be determined by multiplying his monthly rate of regular salary in effect on such November 1 by 12. In the case of an Employee employed on an hourly wages basis on November 1, his annual rate of regular hourly wages on such day shall be determined by multiplying the rate of his regular hourly wages in effect on such November 1 by the product of 52 times the number of hours in his regular work week in which such November 1 falls or, if he does not have such a regular work week, by the product of 52 times 40.

                 4.5 CASH OPTION. Each Member who, under Section 4.4, may be entitled to share in any Employer Profit Sharing Contributions to be made under the Plan for a Plan Year may elect, by filing a written election with the Committee before November 15 of such Plan Year, to receive in cash all or any part (but not less than 10%) of his share of any Employer Profit Sharing Contributions for such Year determined under Section 4.4. Such election shall be on a form approved by the Committee and signed by the Member. A Member who has elected for any Plan Year a cash option provided for in this Section may not change or rescind his election of such option after November 14 of such

Plan Year. Amounts to be paid in cash pursuant to this Section shall be paid by the Employers to the Members entitled thereto.

                 4.6 ALLOCATION OF EMPLOYER MATCHING CONTRIBUTIONS. Each Employer's Employer Matching Contributions made in respect of a calendar quarter pursuant to Section 4.2(2) shall, subject to the provisions of this Section and Articles V and XVI, be allocated and credited to the Account of each Employee of the Employer for whom Before-Tax Contributions were made during such calendar quarter, with each such Employee being credited with a portion of such Employer's Employer Matching Contribution equal to 20% of the first 2% of Before-Tax Contributions and 10% of the next 4% of Before-Tax Contributions made for him pursuant to Section 3.1 during such calendar quarter. Notwithstanding the foregoing provisions of this Section, Employer Matching Contributions for a Plan Year (and any income allocable thereto) which are allocated and credited to the Account of an Employee who is not both a Member and Eligible Employee on the last day of such Plan Year or who is not credited with at least 1,000 Hours of Service (determined without regard to Section 1.1(29)(d)) during such Plan Year shall be returned to the Employer which made such Employer Matching Contributions.

                 4.7 FUNDING POLICY. To the extent such has not already been done, the Company shall determine, establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of the Act.

                    ARTICLE V - LIMITATIONS ON CONTRIBUTIONS
                    ----------------------------------------

                 5.1 LIMITATION ON DEFERRALS. (1) Notwithstanding the foregoing provisions of Articles III and IV, the sum of a Member's Before-Tax Contributions and the Employer Profit Sharing Contributions allocated to his Account pursuant to Section 4.4 shall not, for any taxable year of such Member commencing on or after January 1, 1987, exceed $7,000 (as such amount may be adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury). For purposes of this Section a Member's Before-Tax Contributions shall include (a) any employer contribution made under any qualified cash or deferred arrangement as defined in section 401(k) of the Code to the extent not includible in gross income for the taxable year under section 402(a)(8) of the Code (determined without regard to section 402(i) of the Code), (b) any employer contribution to the extent not includible in gross income for the taxable year under section 402(h)(1)(B) of the Code (determined without regard to section 402(i) of the Code) and (c) any employer contribution to purchase an annuity contract under section 403(b) of the Code under a salary reduction agreement within the meaning of section 3121(A)(5)(D) of the Code.

                 (2) In the event that the amount described in Subsection (1) of this Section is exceeded for a Member for any taxable year of such Member specified in such Subsection (1) (hereinafter called the "excess deferrals"), such excess deferrals (and any income allocable thereto) shall be distributed to the Member by April 1 following the close of the taxable year in which such excess deferrals occurred if (and only if), by March 1 following the close of such taxable year the Member (a) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (b) notifies the Committee of the portion allocated to this Plan.

                 (3) In the event that a portion of a Member's Before-Tax Contributions are distributed to him pursuant to Subsection (2) of this Section, Employer Matching Contributions made with respect to such Before-Tax Contributions (and any income allocable thereto) shall be returned to the Employer which made such Employer Matching Contributions.

                 5.2 LIMITATION ON BEFORE-TAX AND EMPLOYER PROFIT SHARING CONTRIBUTIONS. (1) Notwithstanding the foregoing provisions of Articles III and IV, for any Plan Year commencing on or after January 1, 1987,

                 (a)  the actual deferral percentage (as defined in Subsection
         (2) of this Section) for the group of highly compensated Eligible Employees (as defined in Subsection (3) of this Section) for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 1.25, or

                 (b) the excess of the actual deferral percentage for the group of highly compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for such Plan Year shall not exceed 2 percentage points, and the actual deferral percentage for the group of highly compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 2.

If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of sections 401(a)(4) or 410(b) of the Code, such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection; and if any highly compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Eligible Employee.

                 (2) For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the amount of Before-Tax Contributions and Employer Profit Sharing Contributions actually paid to the Trust for each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Section 5.1) to (b) the Eligible Employee's Credited Compensation for such Plan Year.

                 (3) For the purposes of this Section, the term "highly compensated Eligible Employee" for a particular Plan Year shall mean any Eligible Employee (a) who, during the preceding Plan Year, (i) was at any time a 5-percent owner (as such term is defined in section 416(i)(1) of the Code),
(ii) received
compensation from the Controlled Group in excess of $75,000 (as such amount may be adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury), (iii) received compensation from the Controlled Group in excess of $50,000 (as such amount may be adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury), and was in the top-paid group of Employees for such Year, or (iv) was at any time an officer (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent of the Employees) and received compensation greater than 150 percent of the amount in effect under
Section 5.5(1)(b) for such Year, or (b) who during the particular Plan Year (but not the prior Plan Year) (I) was at any time a 5-percent owner (as such term is defined in section 416(i)(1) of the Code) or (II) was included in the foregoing clauses (ii), (iii) or (iv) and was in the group consisting of the 100 Employees paid the greatest compensation by the Controlled Group during such Plan Year. For the purposes of this Subsection (3), the term "compensation" shall mean the sum of an Employee's compensation under Section 5.5(3) and his Before-Tax Contributions, and the term "top-paid group of Employees" shall mean that group of Employees of the Controlled Group consisting of the top 20 percent of such Employees when ranked on the basis of compensation paid by the Controlled Group during the Plan Year.

                 (4) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan

Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the highly compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection (4), the term "excess contributions" shall mean, for any Plan Year, the excess of (a) the aggregate amount of Before-Tax Contributions and Employer Profit Sharing Contributions actually paid to the Trust on behalf of highly compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Before-Tax Contributions and Employer Profit Sharing Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by reducing Before-Tax Contributions and Employer Profit Sharing Contributions made on behalf of highly compensated Eligible Employees in order of the actual deferral percentages (as defined in Subsection 2 of this Section) beginning with the highest of such percentages.

                 (5) In the event all or a portion of a Member's Before-Tax Contributions are distributed to him pursuant to Subsection (4) of this Section, Employer Matching Contributions made with respect to such Before-Tax Contributions (and any income allocable thereto) shall be returned to the Employer which made such Employer Matching Contributions.

                 5.3 LIMITATION ON MATCHING CONTRIBUTIONS. (1) Notwithstanding the foregoing provisions of Article IV, for any Plan Year commencing on or after January 1, 1987 the contribution percentage (as defined in Subsection (2) of this Section) for the group of highly compensated Eligible Employees (as defined in Section 5.2(3)) for such Plan Year shall not exceed the greater of (a) 125 percent of the contribution percentage for all other Eligible Employees or (b) the lesser of 200 percent of the contribution percentage for all other Eligible Employees or the contribution percentage for all other Eligible Employees plus 2 percentage points. If two or more plans of the Controlled Group to which employer matching contributions are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Subsection (1); and if a highly compensated Eligible Employee participates in two or more plans of the Controlled Group to which such contributions are made, all such contributions shall be aggregated for purposes of this Subsection (1).

                 (2) For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the Employer Matching Contributions made under the Plan on behalf of each such Eligible Employee for such Plan Year to (b) the Eligible Employee's Credited Compensation for such Plan Year.

                 (3) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the highly compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection (3), the term "excess aggregate contributions" shall mean, for any Plan Year, the excess of (a) the aggregate amount of the Employer Matching Contributions actually paid to the Trust on behalf of highly compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Employer Matching Contributions permitted for such Plan Year under Subsection
(1) of this Section, determined by reducing Employer Matching Contributions made on behalf of highly compensated Eligible Employees in order of their contribution percentages (as defined in Subsection 2 of this Section) beginning with the highest of such percentages.

                 (4) The determination of excess aggregate contributions under this Section shall be made after (a) first determining the excess deferrals under Section 5.1 and (b) then determining the excess contributions under
Section 5.2.

                 5.4 MONITORING PROCEDURES. (1) In order to ensure that at least one of the actual deferral percentages specified in Section 5.2(1) and at least one of the contribution percentages specified in Section 5.3(1) is satisfied for each applicable Plan Year, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions and Employer Contributions being made to the Plan for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentages or neither of such contribution percentages will be satisfied for a Plan Year, the Before-Tax Contributions and Employer Contributions made thereafter for each highly compensated Eligible Employee (as defined in Section 5.2(3)) shall be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for highly compensated Eligible Employees for such Plan Year to a level which satisfies either of the actual deferral percentages and/or the contribution percentages.

                 (2) In order to ensure that excess deferrals (as such term is defined in Section 5.1(2)) shall not be made to the Plan for any taxable year for any Member, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions and Employer Profit Sharing Contributions being made, or to be made, to the Plan for each Member during each taxable year and shall take such action (pursuant to non-discriminatory rules adopted by the Company) to prevent Before Tax Contributions and Employer Profit Sharing Contributions made, or to be made, for any Member under the Plan for any taxable year from exceeding the maximum amount applicable under Section 5.1(1).

                 5.5 LIMITATION ON INDIVIDUAL ALLOCATIONS. (1) Notwithstanding any other provision of the Plan, the maximum annual addition (as defined in Subsection (2) of this Section) to a Member's account for any Plan Year (which shall be the limitation year) commencing on or after January 1, 1987 shall in no event exceed the lesser of (a) 25% of the Member's compensation for such Plan Year or (b) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under section 415(b)(1)(A) of the Code).

                 (2) For the purposes of this Section, the term "annual addition" means the sum for any Plan Year of:

                 (a) all contributions (including, without limitation, Before-Tax Contributions made pursuant to Section 3.1) made by a member of the Controlled Group which are allocated to the Member's account pursuant to a defined contribution plan maintained by a member of the Controlled Group,

                 (b) all employee contributions made by the Member to a defined contribution plan maintained by a member of the Controlled Group,

                 (c) all forfeitures allocated to the Member's account pursuant to a defined contribution plan maintained by a member of the Controlled Group, and

                 (d) any amount attributable to medical benefits allocated to the Member's account established under section 419A(d)(1) of the Code if the Member is or was a key-employee (as such term is defined in section 416(i) of the Code) during such Plan Year or any preceding Plan Year.

                 (3) For the purposes of this Section, the term "compensation" shall include only those items specified in Internal Revenue Service Regulations Section 1.415-2(d)(1)(i) and shall exclude all those items specified in Internal Revenue Service Regulations Section
 1.415-2(d)(2), which excluded items shall include, without limitation, Before-Tax Contributions made pursuant to Section 3.1 and Employer Profit Sharing Contributions allocated to a Member's Account under Section 4.4. For any Plan Year commencing on or after January 1, 1989, a Member's compensation as used in this Section shall not exceed $200,000 as such amount may be adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury.

                 (4)  If a Member's annual addition (as defined in Subsection
(2) of this Section) for a Plan Year would exceed the limitations of Subsection
(1) of this Section as a result of the allocation of forfeitures, a reasonable error in estimating the Member's compensation (or other facts and circumstances which the Commissioner of Internal Revenue finds justify application of the following rules of this Subsection), Before-Tax Contributions (if any) made by the Member for such Plan Year (together with any gains attributable thereto) shall be returned to him to the extent necessary to effectuate the required reduction in his annual addition. If the return of all such Before-Tax Contributions is not sufficient to effectuate such reduction, Employer Profit Sharing Contributions and, if necessary, Employer Matching Contributions allocable to such Member's Account for such Year shall, to the extent necessary to effectuate that such reduction, be held by the Trustee in a suspense account and shall be used to reduce Employer Profit Sharing Contributions and/or Employer Matching Contributions for the next Year (and succeeding Years, as necessary) for such Member if such Member is covered by the Plan at the end of any such Year; and if he is not covered by the Plan at the end of any such Year, such Employer Contributions held by the Trustee in such suspense account shall be allocated and reallocated to the accounts of other Members, except that no such allocation or reallocation shall cause the limitations of

Subsection (1) of this Section to be exceeded for any such other Member for such Year. Investment gains and losses shall not be allocated to the suspense account during the period such suspense account is required to be maintained pursuant to this Subsection (4). In the event of termination of the Plan, any then remaining balance of the suspense account, to the extent it may not then be allocated to Employee-Members, shall revert to the Company.

                 5.6 LIMITATION ON TOTAL INDIVIDUAL BENEFITS. Except as otherwise provided in section 415(e) of the Code, in any case in which an individual is a participant in both a defined benefit plan an a defined contribution plan maintained by the Controlled Group, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year commencing on or after January 1, 1987 shall not exceed 1. For purposes of the preceding sentence,

                 (a) the defined benefit plan fraction for any Plan Year is a fraction, (i) the numerator of which is the projected annual benefit of the participant under the plan (determined as of the close of the Plan Year), and (ii) the denominator of which is the lesser of (A) the product of 1.25 multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code for such Year or (B) the product of 1.4, multiplied by the amount which may be taken into account under section 415(b)(1)(B) of the Code with respect to such participant under the plan for such Year; and

                 (b) the defined contribution plan fraction for any Plan Year is a fraction (i) the numerator of which is the sum of the annual additions to the participant's account as of the close of the Plan Year and for all prior Plan Years, and (ii) the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior Plan Year of service with the Controlled
         Group:

                          (A) the product of 1.25, multiplied by the dollar limitation in effect under section 415(c)(1)(A) of the Code for such Year, or

                          (B) the product of 1.4, multiplied by the amount which may be taken into account under section 415(c)(1)(B) of the Code with respect to such participant under such plan for such Year.

                 5.7 DEFINITIONS FOR LIMITATIONS PROVISIONS. (1) For purposes of applying the limitations set forth in Sections 5.5 and 5.6, all qualified defined benefit plans (whether or not terminated) ever maintained by the Controlled Group shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether or not terminated) ever maintained by the Controlled Group shall be treated as one defined contribution plan.

                 (2) As used in Sections 5.5, 5.6 and this Section 5.7, the term "Controlled Group" shall be construed in the light of sections 414(b) and 414(c) of the Code, as modified by section 415(h) of the Code.

                 5.8 LIMITATION ON EMPLOYER CONTRIBUTIONS. An Employer's Employer Contributions to the Trust on account of any Plan Year shall in no event exceed the amount that would be deductible for such Year for purposes of federal taxes on income under applicable provisions of the Code and shall be made on the condition that such Contributions are deductible under applicable provisions of the Code. For the purposes of this Section, the term "Employer Contributions" shall include Before-Tax Contributions made for an Employee of an Employer.

                    ARTICLE VI - INVESTMENT OF CONTRIBUTIONS
                    ----------------------------------------

                 6.1 INVESTMENT FUNDS. The Trust Fund shall be divided into three Investment Funds, namely, the Gorman-Rupp Stock Fund, the Money Market Fund and the Common Equity Fund, and all Before-Tax Contributions and Employer Contributions shall be invested therein as provided in Section 6.4. Subject to applicable provisions of the Plan and Trust Agreement, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. The Trustee shall invest and reinvest the principal and income of each such Fund and shall keep each such Fund invested, without distinction between principal and income, as required under the terms of the Plan and Trust Agreement. Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Fund. The determination of the Trustee as to whether an investment is within the category of investments which may be purchased for the Gorman-Rupp Stock Fund, the Money Market Fund or the Common Equity Fund shall be conclusive. The Trustee in its sole discretion may keep such portion of each Investment Fund in cash or cash equivalents pending the selection and purchase of suitable investments under each such Fund or as the Trustee may from time to time deem to be advisable to maintain sufficient liquidity to meet the obligations of the Plan or for other reasons, and the Trustee shall not be liable for interest on uninvested funds.

                 6.2 ACCOUNT; SUB-ACCOUNT. The Trustee shall establish and maintain an Account for each Member, which Account shall reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Member's (a) Before-Tax Contributions, (b) Employer Profit Sharing Contributions and (c) Employer Matching Contributions. The Trustee shall also maintain separate records which shall show (i) the portion of each such Sub-Account invested in each Investment Fund and (ii) the amount of contributions thereto, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Member in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Sections 7.1 and 7.2) as of the last preceding Valuation Date plus credits and minus debits to such Account since that Date.

                 6.3 REPORTS. The Trustee shall cause reports to be made quarterly to each Member and to the Beneficiary of each deceased Member as to the value of his Account. In addition, the Trustee shall cause such a report to be made to each Member who (a) requests such a report in writing (provided that only one report shall be furnished a Member upon such a request in any 12-month period) or (b) terminates his employment with an Employer.

                 6.4 INVESTMENT OF CONTRIBUTIONS. (1) Each Member shall, by written direction filed with the Committee, direct that all Before-Tax Contributions and Employer Contributions made for him to the Trust Fund be invested in such of the Investment Funds provided in Section 6.1 as the Member shall elect, provided, however, that investment elections shall be made in multiples of 10% of such Contributions. An investment election made by a Member shall remain in effect and be applicable to all subsequent Before-Tax Contributions and Employer Contributions made for him unless an investment change is made by him and becomes effective pursuant to Subsection (2) of this Section. In the absence of an effective investment election by a Member, all Before-Tax Contributions and Employer Contributions made to the Trust Fund for such Member shall be invested in the Money Market Fund.

                 (2) A Member may, as of any November 15 (any June 30 or December 31 after January 1, 1989), upon at least 30 days Prior Written Notice filed with the Committee, change his investment election to any other election permitted by Subsection (1) of this Section with respect to all subsequent Before-Tax Contributions and Employer Contributions made for him. In addition, a Member may, as of any June 30 or December 31, elect to transfer all or a part (in 10% increments) of the portion of his Account which has been invested in an Investment Fund (based on the value of such Account on the Valuation Date immediately preceding such June 30 or December 31) to any other Investment Fund specified by him, provided that Prior Written Notice is filed with the Committee on or before May 15 in the case of a June 30 election or on or before November 15 in the case of a December 31 election.

                 6.5 DIRECTIONS TO TRUSTEE. The Committee shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment elections and investment change elections made under Section 6.4 and to provide funds for distributions and withdrawals pursuant to Article VIII and other provisions of the Plan.

                    ARTICLE VII - MAINTENANCE AND VALUATION
                    ---------------------------------------
                              OF MEMBERS' ACCOUNTS
                              --------------------

                 7.1 VALUATION OF INVESTMENT FUNDS. (1) The Trustee shall, as of the close of business on each Valuation Date, determine the value of each Investment Fund. Each such valuation shall be made on the basis of the market value (as determined by the Trustee) of the assets of each Fund, except that property which the Trustee determines does not have a readily determinable market value, and bonds and notes issued or guaranteed by the United States, shall be valued at fair market value as determined by the Trustee in such manner as it deems appropriate, and the Trustee's determination of such value shall be conclusive on all interested persons for all purposes of the Plan. A similar valuation shall be made at any other time upon the written direction of the Committee to the Trustee or when the Trustee deems it appropriate to make such a valuation.

                 (2) The Trustee shall determine, from the change in value of each Investment Fund between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of each such Fund during such period resulting from expenses and realized and unrealized earnings, profits and losses of the Fund during such period. For this purpose, income or other earnings accrued but not collected during such period and expenses incurred but not paid during such period shall not be counted, and the transfer of funds to or from an Investment Fund pursuant to Section 6.4, Before-Tax Contributions and Employer Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Members or Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Fund.

                 (3) After each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to Subsections (1) and (2) of this Section shall be allocated as of such Valuation Date to the Accounts of Members and Beneficiaries of deceased Members in proportion to the amounts of such Accounts invested in each Fund on such Valuation Date. In determining the amounts of Accounts on a Valuation Date for the purposes of this Subsection (3), Before-Tax Contributions and Employer Contributions to the Trust during or on account of a Plan Year shall be deemed to have been made and allocated to the Accounts of Members on the first day following the close of such Year.
However, the Committee may adopt rules to the effect that in determining the allocation of the net gain or loss of each Investment Fund for any such period there shall be counted, on a proportionate basis, distributions from or other debits to the Accounts of Members and Beneficiaries since the beginning of such period to the extent the amounts so distributed or debited were in such Fund during such period. Such rules shall be uniform in their application to all persons who are similarly situated.

                 7.2 PROCEDURES IN MAKING ALL AND CORRECTIONS. In computing the allocation of Employer Contributions and of the net gain or loss of each Investment Fund, computations shall be made to four decimal places unless the Committee determines that a different number of decimal places should be used. In computing the amounts to be allocated and credited or debited to the Accounts of Members or Beneficiaries, computations shall be made to the nearest cent or, in the discretion of the Committee, to the last full cent, ten cents or dollar, and any resulting excess or deficiency shall either be treated as general earnings or expenses of the Fund or be used to correct errors in determining or making any debits or credits to the Accounts of Members or Beneficiaries, all as determined by the Committee in its discretion. Errors in determining or making any credits or debits to Accounts may be adjusted in such manner as the Committee and the Trustee deem to be fair and feasible, including, but not limited to, the recomputation of the credits or debits in question, the addition of adjustments to the income or expenses of an Investment Fund or the making of adjustments as provided in the preceding sentence. The Trustee need not delay distributions because of the possibility of such recomputations and adjustments, and, to the extent permitted by applicable law, neither the Trustee, any Employer nor the Committee (either as a committee or as individuals) shall be liable for any overpayment made by the Trustee in reliance upon the amounts of the Accounts of Members or Beneficiaries as reflected at the time of such distribution in the record of such Accounts maintained by the Trustee as provided in Section 6.2.

                 7.3 REGISTRATION AND VOTING OF GORMAN-RUPP STOCK. All shares of Gorman-Rupp Stock acquired by the Trustee shall be held in the possession of the Trustee or in a depository until disposed of pursuant to provisions of the Plan. Such shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of its stockholders, the Company shall cause to be sent to each Member and Beneficiary of a deceased Member who has Gorman-Rupp Stock allocated to his Account on the record date of such meeting a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Gorman-Rupp Stock (including fractional shares) allocated to such Member's Account. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. Instructions received from individual Members and Beneficiaries by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person including officers or Employees of the Company. To the extent a Member or Beneficiary does not direct the Trustee in whole or in part with respect to the exercise of voting rights arising under Gorman-Rupp Stock allocated to his Account, such voting rights shall not be exercised by the Trustee.

                 7.4 TENDER OR SALE OF GORMAN-RUPP STOCK. (1) Except as otherwise expressly provided in the Plan or the Trust Agreement, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Gorman-Rupp Stock held by it under the Plan. In the event the Committee determines that a tender offer for shares of Gorman-Rupp Stock has commenced, then, notwithstanding any other provision of the Plan or Trust Agreement, the following provisions of this Section shall become applicable.

                 (2) In the event it is determined that an offer described in Subsection (1) of this Section has commenced, the Trustee shall cause to be sent to each Member and Beneficiary of a deceased Member who, on the effective date of such offer or at any time during the effective period of such offer, has Gorman-Rupp Stock allocated to his Account all pertinent information in respect of such offer, including all the terms and conditions thereof, together with a form prescribed by the Trustee pursuant to which each such Member and Beneficiary may direct the Trustee to tender or sell pursuant to such offer all or part of the shares of Gorman-Rupp Stock so allocated to his Account. The Trustee shall tender or sell only those shares of Gorman-Rupp Stock as to which valid and timely directions to tender or sell are received and not validly and timely revoked, and, subject to the provisions of Subsection (6) of this Section, all other shares of Gorman-Rupp Stock held under the Plan shall continue to be held by the Trustee. If in the course of an offer described in Subsection (1) of this Section there shall arise any issue on which Members or Beneficiaries of deceased Members who have directed the tender or sale of shares of Gorman-Rupp Stock are required or have an opportunity to alter their circumstances (including but not limited to an opportunity to withdraw shares of Gorman-Rupp Stock previously tendered and an opportunity to tender shares of Gorman-Rupp Stock in a competing offer), the Trustee shall, in accordance with the foregoing provisions of this Subsection (2) and to the extent reasonably practicable, solicit the directions of such Members and Beneficiaries with respect to each such issue and act in response to such directions.

                 (3) To the extent that an offer described in Subsection (1) of this Section is for cash, proceeds received by the Trustee from the tender or sale of any shares of Gorman-Rupp Stock pursuant to such offer shall be held by the Trustee in a Government Bond Fund which shall be established by the Trustee upon the occurrence of any such offer. To the extent that an offer described in Subsection (1) of this Section is for property other than cash, property received by the Trustee from the tender or sale of any shares of Gorman-Rupp Stock pursuant to such offer shall be held by the Trustee in a General Investment Fund which shall be established by the Trustee upon the occurrence of any such offer. The Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each such Fund separately. The Trustee shall invest and reinvest the principal and income of the Government Bond Fund and shall keep such Fund invested, without distinction between principal and income, in such direct obligations guaranteed as to the payment of interest and principal by the United States Government or agencies thereof as the Trustee in its discretion may elect. The Trustee shall invest and reinvest the principal and income of the General Investment Fund and shall keep such Fund invested, without distinction between principal and income, in the property received pursuant to an offer described in Subsection (1) of this

Section for property other than cash. Notwithstanding the foregoing provisions of this Subsection, the Trustee in its discretion may keep such portion of the Government Bond Fund or the General Investment Fund in cash as the Trustee may from time to time deem to be advisable and shall not be liable for interest on uninvested funds.

                 (4) In the event of an offer described in Subsection (1) of this Section, the Trustee, in its discretion but subject to the provisions of Subsection (6) of this Section, shall invest Before-Tax Contributions and Employer Contributions which, pursuant to Section 6.4, have been directed for investment in the Gorman-Rupp Stock Fund and which are in its possession but not invested on the effective date of such offer, or which are transferred to it on or after the effective date of such offer, in Gorman-Rupp Stock (as provided in Section 6.1) or in the Government Bond Fund or the General Investment Fund established by the Trustee upon the occurrence of such offer as provided in Subsection (3) of this Section. Notwithstanding the immediately preceding sentence, upon not less than fourteen (14) days' Prior Written Notice to the Committee, effective as of any Valuation Date, a Member may direct that all or part of his share of Before-Tax Contributions and Employer Contributions which, pursuant to Section 6.4, have been directed for investment in the Gorman-Rupp Stock Fund and which are in the possession of the Trustee but not invested on such Valuation Date, or which are transferred to the Trustee on or after such Valuation Date, be invested in Gorman-Rupp Stock and if, as of such Valuation Date and thereafter, shares of Gorman-Rupp Stock are available for purchase, the Trustee, in accordance with such direction but subject to the provisions of Subsection (6) of this Section, shall purchase shares of Gorman-Rupp Stock (as provided in Section 6.1) and shall allocate such shares to the Account of such Member.

                 (5)(a) The Trustee shall, as of the close of business on each Valuation Date, determine the value of the Government Bond Fund and the General Investment Fund. Each such valuation shall be made on the basis of the market value (as determined by the Trustee) of the assets of each Fund, except that property which the Trustee determines does not have a readily determinable market value shall be valued at fair market value as determined by the Trustee in such manner as it deems appropriate, and the Trustee's determination of such value shall be conclusive on all interested persons for all purposes of the Plan. A similar valuation shall be made at any other time upon the written direction of the Committee to the Trustee or when the Trustee deems it appropriate to make such a valuation.

                 (b) The Trustee shall determine, from the changes in value of the Government Bond Fund and the General Investment Fund thus determined between Valuation Dates, the net gain or loss of each Fund resulting from expenses and realized and unrealized earnings, profits and losses of the Fund between such dates. For this purpose, income or other earnings accrued but not collected during such period shall not be counted, and Before-Tax Contributions, Employer Contributions and payments from the Trust to provide benefits under the Plan for Members and their Beneficiaries, shall not be deemed to be earnings, profits, expenses or losses of the Fund.

                 (c) After each Valuation Date, said net gain or loss of the Government Bond Fund and the General Investment Fund shall be allocated and credited as of such Valuation Date to the Accounts of Members and Beneficiaries of deceased Members in proportion to the amounts of such Accounts invested in each Fund on such Valuation Date. For the purposes of the preceding sentence, Before-Tax Contributions and Employer Contributions to the Trust during or on account of a Plan Year shall be deemed to have been made and allocated to the Accounts of Members on the first day following the close of such Year.

                 (6) Notwithstanding any other provision of this Section, as promptly as is practicable after the expiration of an offer described in Subsection (1) of this Section, the Trustee shall invest in "employer securities", as such term is defined in section 409(l) of the Code, (a) all of the Trust Fund which is then not invested in such employer securities, excluding Before-Tax Contributions and Employer Contributions (including any net gain or loss thereon) which, pursuant to Section 6.4 have been directed for investment in the Money Market Fund or the Common Equity Fund and (b) all Before-Tax Contributions and Employer Contributions in cash which are then in the Trustee's possession but not invested or which are thereafter transferred to the Trustee, excluding all such Contributions (including any net gain or loss thereon) which, pursuant to Section 6.4 have been directed for investment in the Money Market Fund or the Common Equity Fund. Unless the context clearly indicates otherwise, the provisions of the Plan applicable to Gorman-Rupp Stock shall be applicable to such employer securities.

                 (7) Any decision by a Member or Beneficiary to tender (or not tender) or to sell (or not sell) pursuant to Subsection (2) of this Section and any direction made by a Member pursuant to Subsection (4) of this Section shall constitute an exercise of control over the assets in his Account by such Member or Beneficiary within the meaning of section 404(c) of the Act, and each Member or Beneficiary who so exercises such control shall by such exercise release and agree, on his behalf and on the behalf of his heirs and beneficiaries, to indemnify and hold harmless the Trustee, the Employers and the Committee from and against any claim, demand, loss, liability, cost or expense (including reasonable attorney's fees) caused by or arising out of such exercise, including without limitation any diminution in value or losses incurred from such exercise.

                 (8) That portion of the interest of a Member or a Beneficiary of a deceased Member in the Trust Fund which is invested in the Government Bond Fund or the General Investment Fund and which is distributed pursuant to
Article VIII shall be valued as provided in Sections 8.3 or 8.4, whichever is applicable, and paid to such Member or Beneficiary in cash.

             ARTICLE VIII - VESTING, DISTRIBUTIONS AND WITHDRAWALS
             -----------------------------------------------------

                 8.1 NONFORFEITABLE MEMBER INTERESTS. Each Member's interest in the Trust Fund shall be nonforfeitable at all times and shall be distributed and withdrawn only as provided in the following Sections of this Article.

                 8.2 DISTRIBUTIONS ON DEATH WHILE AN EMPLOYEE. If a Member dies while in the employ of a Controlled Group Member, his entire Account, valued as of the Valuation Date coinciding with or next following the date of his death, shall be paid to the Member's Beneficiary in a lump sum in cash within 60 days after such Valuation Date.

                 8.3 DISTRIBUTIONS ON OTHER TERMINATION OF EMPLOYMENT. If a Member's employment with the Controlled Group terminates other than by reason of his death, his entire Account, valued as of the Valuation Date coinciding with or next following the date his employment so terminates, shall be paid to him in a lump sum in cash within 60 days after such Valuation Date. Notwithstanding the foregoing provisions of this Section, if the value of a Member's Account exceeds $3,500, distribution of such Account shall not be made prior to the Member's attainment of age 62 (which shall be the normal retirement date for the purposes hereof) without his written consent.

                 8.4 DISTRIBUTIONS ON DEATH AFTER TERMINATION OF EMPLOYMENT. If a Member dies after his employment with the Controlled Group terminates and before his Account has been paid to him, his Account shall be paid to his Beneficiary as provided in Section 8.3.

                 8.5  TIME OF DISTRIBUTION.  Subject to the provisions of
Section 8.6, the distribution of a Member's Account shall occur as provided in the preceding Sections of this Article, but in no event later than 60 days after the close of the Plan Year in which the latest of the following events occur: (a) the date on which the Member attains age 62, (b) the 10th anniversary of the year in which the Member commenced membership in the Plan, or (c) the date of the Member's termination of employment with the Controlled Group; provided, however, that (i) a distribution to a Member pursuant to
Section 8.3 shall be made not later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2 and (ii) a distribution to a Beneficiary pursuant to Sections 8.2 and 8.4 shall be made within five years after the Member's death.

                 8.6 WITHDRAWAL OF CONTRIBUTIONS. (1) Upon at least 30 days Prior Written Notice to the Committee, effective as of any Valuation Date, a Member who has established the existence of a Hardship may withdraw in cash such part of his Before-Tax Contributions Sub-Account (except any earnings allocated thereto) as is necessary to alleviate such Hardship.

                 (2) Upon at least 30 days Prior Written Notice to the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account (except any earnings allocated thereto) and who has established the existence of a Hardship may withdraw in cash such part of his Employer Profit Sharing Contributions Sub-Account as is necessary to alleviate such Hardship.

                 (3) Upon at least 30 days Prior Written Notice to the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account (except any earnings allocated thereto) and his entire Employer Profit Sharing Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Employer Matching Contributions Sub-Account as is necessary to alleviate such Hardship.

                 8.7 ORDER OF DISTRIBUTIONS AND WITHDRAWALS. In the event a distribution or withdrawal is to be made from the Trust Fund pursuant to any provision of the Plan or Trust Agreement and it is necessary to liquidate part (but not all) of the Member's Account which is invested in more than one Investment Fund to effect such distribution or withdrawal, such Member shall designate (on a form approved by the Trustee, signed by him and filed with the Committee) which Investment Fund or Funds in which his Account is invested shall be liquidated (to the extent of his interest therein) in order to make such distribution or withdrawal. If the Member is not able or willing to make the decision contemplated by the first sentence of this Section, such decision shall be made by the Trustee.

                 8.8 FACILITY OF PAYMENT. In the event the Committee finds that any Member or Beneficiary to whom a benefit is payable hereunder is unable to care for his affairs because of physical, mental, or legal incompetence, the Committee, in its discretion, may cause any payment due to him hereunder, for which prior claim has been made by a duly qualified guardian or other legal representative, to be paid to the individual or institution deemed by the Committee to be maintaining or responsible for the maintenance of such Member or Beneficiary. Any such payment shall be deemed a payment for the account of such Member or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.

                 8.9 DUPLICATION OF BENEFITS. To the extent permitted by law and except as otherwise provided in the Plan, benefits under this Plan shall be in addition to benefits provided under any other employee pension benefit plan (as such term is defined in section 3(2) of the Act) which is now or hereafter adopted or maintained by any member of the Controlled Group.

                 ARTICLE IX - ADMINISTRATION OF THE TRUST FUND
                 ---------------------------------------------

                 9.1 APPOINTMENT OF TRUSTEE. The Company has appointed Bank One Trust Company, NA to act as Trustee under the Plan and has executed the Trust Agreement with such Trustee. The Company may, without the consent of any Member, other Employer or other person, execute amendments to such Trust Agreement, execute such further agreements as it in its sole discretion may deem necessary or desirable to carry out the Plan, or at any time, upon 60 days written notice, remove the Trustee and appoint a successor.

                 9.2 DUTIES OF TRUSTEE. The Trustee shall invest Before-Tax Contributions and Employer Contributions paid to it and earnings thereon in accordance with the Plan and Trust Agreement. The Trustee shall also establish and maintain separate Accounts for each Member in accordance with Articles IV, VI and VII. The Trustee in its relation to the Plan shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it by the Plan or Trust Agreement and shall be subject to all of the duties imposed upon it by the Plan and Trust Agreement. The Trustee Agreement is hereby incorporated in the Plan by reference, and each Employer, by adopting the Plan, approves the Trust Agreement and authorizes the Company to execute any amendment or supplement thereto in its behalf.

                 9.3 THE TRUST FUND. The Trust Fund shall be held by the Trustee for the exclusive benefit of the Members and their Beneficiaries and shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and in the Trust Agreement. The Trustee shall from time to time make payments and distributions from the Trust Fund as provided in the Plan.

                 9.4 NO GUARANTEE AGAINST LOSS. Neither the Trustee nor any Employer nor the Committee nor any member of the Committee in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to the Trust Fund for payment with respect to such interest.

                 9.5 PAYMENT OF BENEFITS. All payments of benefits provided for by the Plan shall be made solely out of the Trust Fund and in accordance with instructions given to the Trustee by the Committee pursuant to the terms of the Plan, and neither any Employer nor the Trustee nor the Committee nor any member of the Committee shall be otherwise liable for any benefits payable under the Plan.

                 9.6 COMPENSATION AND EXPENSES. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon by it and the Company. Such compensation and the expenses of the Trustee and other expenses necessary for the proper administration of the Plan and Trust, including without limitation, costs incident to the purchase and sale of securities, such as brokerage fees, commissions and transfer taxes, shall be paid by the Trustee from the Trust Fund, except that the Employers may, in their sole discretion, pay all or any part of such compensation and expenses. Taxes, if any, on any property held by the Trustee shall be paid out of the Trust Fund and taxes, if any, other than transfer taxes, on distributions to a Member or Beneficiary of a Member shall be paid by the Member or the Beneficiary, respectively.

                 9.7 NO DIVERSION OF TRUST FUND. Except as provided in Sections 4.3(2), 4.6, 5.1(3), 5.2(5), 5.5(4) and 9.6, it shall be and is hereby made impossible, at any time prior to the satisfaction of all liabilities with respect to Employees and their Beneficiaries under the Plan, for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for, or diverted to, purposes other than the exclusive benefit of Employees or their Beneficiaries.

                 9.8 TRANSFER TO THIS PLAN FROM OTHER PLANS. (1) The Trustee shall, at the direction of the Committee, receive and thereafter hold and administer as a part of the Trust Fund for a Member all cash and other property
(a) which may be transferred to the Trustee from a trust held under another plan in which the Member was a participant, which meets the requirements of sections 401(a) and 501(a) of the Code and which for the purposes of this clause (a) but not the following clause (b), is not subject to the survivor annuity requirements of section 401(a)(11) of the Code (each such trust and plan being hereinafter in this Section called a "Comparable Plan"), or (b) which shall have been distributed to the Member (other than a Member who is a 5-percent owner (as such term is defined in section 416(i)(1)(B)(i) of the Code) at any time during the five plan years preceding the plan year in which the distribution is made) from a Comparable Plan in a distribution which constitutes a "qualified total distribution" as such term is defined in section 402(a)(5)(E)(i) of the Code and which cash and other property, or any part thereof (other than amounts contributed by him to such Comparable Plan as employee contributions), is transferred by him to the Trustee on or before the 60th day after which he received such cash and other property and which transfer otherwise meets the requirements of sections 402(a)(5) or 402(a)(6) of the Code. Subject to other provisions of the Plan and Trust Agreement, the Trustee shall have authority to sell or otherwise convert to cash any property transferred to it pursuant to this Section.

                 (2) Cash or other property transferred to the Trustee pursuant to Subsection (1) of this Section shall be allocated to such Investment Fund(s) (including a new Investment Fund or Investment Funds established and maintained by the Trustee) as the Trustee shall determine.

              ARTICLE X - ADOPTION OF THE PLAN BY OTHER EMPLOYERS
              ---------------------------------------------------

                 10.1 ADOPTION. Any member of the Controlled Group may, with the consent of the Company, adopt the Plan and thereby become an Employer hereunder by executing an instrument evidencing such adoption on the order of its Board of Directors and filing a copy thereof with the Company and the Trustee, and such instrument shall (subject to such terms and conditions as the Company may require or approve) become incorporated in the Plan by reference.

                 10.2 WITHDRAWAL OF EMPLOYER. Any Employer (other than the Company) which adopts the Plan may elect separately to withdraw from the Plan, and such withdrawal shall constitute a termination of the Plan as to it, but amendments to the Plan (except those made pursuant to Sections 2.1(c), 10.1 and 10.3) may be made only by the Company. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer on the order of its Board of Directors and filed with the Company, the Committee and the Trustee. In the event of such a withdrawal of an Employer or in the event the Plan is terminated as to an Employer (but not all the Employers) pursuant to Section 14.1, such Employer shall cease to be an Employer and, as soon as practicable after such withdrawal or termination, the Trustee shall make distribution (if such distribution is permitted by applicable law) pursuant to Section 8.3 to Members affected by such withdrawal or termination as if each such Member's employment with the Controlled Group had terminated.

                 10.3 WITHDRAWAL OF EMPLOYEE GROUP. Any Employer may elect to withdraw from the Plan any designated group of its Employees while continuing to include another group or other groups of its Employees within the Plan, and any such withdrawal shall constitute a termination of the Plan as to the Employees to which it is applicable. Any such withdrawal of a designated group of Employees shall be expressed in an instrument executed by the Employer on the order of its Board of Directors and filed with the Company (if the Employer making such withdrawal is not the Company), the Committee and the Trustee. In the event of such a withdrawal by an Employer or in the event the Plan is terminated by the Company as to a group of Employees of another Employer pursuant to Section 14.1, the Trustee shall, as soon as practicable after such withdrawal or termination, make distribution (if such distribution is permitted by applicable law) pursuant to Section 8.3 to Members affected by such withdrawal or termination as if each such Member's employment with the Controlled Group had terminated.

                           ARTICLE XI - THE COMMITTEE
                           --------------------------

                 11.1 APPOINTMENT OF COMMITTEE. The President of the Company shall appoint a Committee of at least three persons (who may or may not be Members) to administer the Plan, shall fill vacancies whenever necessary to maintain three members serving on the Committee, shall designate the Chairman of the Committee and from time to time may remove members from the Committee and add members thereto. The Company shall certify the number and names of the members of the Committee to the Trustee, which may rely upon such certification until it receives written notice from the Company as to a change in the membership of the Committee.

                 11.2 FORMALITIES OF COMMITTEE ACTION. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum and all decisions and determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at the meeting duly called and held. The Committee may authorize any one member to sign documents on behalf of the Committee in order to give evidence with respect to action taken by the Committee. The Committee may appoint a Secretary who need not be a member of the Committee and who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it deems advisable.

                 11.3 AUTHORITY. The Committee may adopt rules and regulations for carrying out and administering the Plan and shall have full power and authority to construe, interpret and administer the Plan. The Committee shall determine the rights and status of Members and other persons under the Plan, decide disputes arising under the Plan and make any determinations and findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for purposes of the Plan. Such determinations and findings shall be final and conclusive, to the extent permitted by law and subject to the provisions of Article XIII, as to all persons for all purposes of the Plan. The Committee shall instruct the Trustee as to the benefits to be paid from the Trust Fund and shall furnish the Trustee with any further information reasonably required by it for the purpose of the distribution of such benefits.

                 11.4 ASSISTANCE. The Committee may employ or retain such clerical, legal, accounting, investment or other assistance as it deems necessary or advisable for the proper administration of the Plan and Trust Fund.

                 11.5 UNIFORM ADMINISTRATION OF PLAN. All action taken by the Committee under the Plan shall treat all persons similarly situated in a uniform and consistent manner.

                    ARTICLE XII - ADMINISTRATION OF THE PLAN
                    ----------------------------------------
                          AND FIDUCIARY RESPONSIBILITY
                          ----------------------------

                 12.1 RESPONSIBILITY FOR ADMINISTRATION. Except to the extent that particular responsibilities are assigned to other Fiduciaries pursuant to the Trust Agreement or some other Section of the Plan, the Company (as the Plan Administrator) shall be responsible for the administration of the Plan. Each other Fiduciary shall have such powers, duties, responsibilities and authorities as shall be conferred upon him or delegated to him pursuant to provisions of the Plan or Trust Agreement. Any person may serve in more than one fiduciary capacity with respect to the Plan or Trust Fund if, pursuant to the Plan and/or Trust Agreement, he is assigned or delegated any multiple fiduciary capacities.

                 12.2 NAMED FIDUCIARIES. For purposes of the Plan, the Named Fiduciaries shall be the Company, the Committee and the Trustee. The Company may, by an instrument authorized and signed by the President of the Company, designate any other person or persons as a Named Fiduciary or Named Fiduciaries to perform functions specified in such instrument (or in a delegation pursuant to Section 12.3) which relate to the administration of the Plan or the Trust Fund, provided such designee accepts such designation. Such a designation may be terminated at any time by written notice from the President of the Company to the designee or by written notice from the designee to such President.

                 12.3 DELEGATION OF FIDUCIARY RESPONSIBILITIES. (1) The Company may delegate to any person or persons any one or more powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund, other than trustee responsibilities (as defined in section 405(c) of the Act) assigned to the Trustee by the Trust Agreement or some other Section of the Plan. However, no such power, function, duty or responsibility which is assigned to a Fiduciary (other than the Company) pursuant to the Trust Agreement or some other Section of the Plan shall be so delegated without the written consent of such Fiduciary.

                 (2)  Any delegation pursuant to Subsection (1) of this Section
(a) shall be signed by the President of the Company, be delivered to and accepted in writing by the delegatee, (b) shall contain such provisions and conditions relating to such delegation as such President deems appropriate, (c) shall specify the powers, functions, duties and/or responsibilities therein delegated, (d) may be amended from time to time by written agreement signed by the President of the Company and by the delegatee, and (e) may be revoked (in whole or in part) at any time by written notice (i) from the President of the Company delivered to the delegatee or (ii) from the delegatee delivered to the President of the Company.

                 12.4  IMMUNITIES.  Except as otherwise provided in Section
12.5 or by applicable law, (a) no Fiduciary shall have the obligation to discharge any duty, function or responsibility which is specifically assigned to another Fiduciary or Fiduciaries by the terms of the Plan or the Trust Agreement or is delegated exclusively to another Fiduciary or Fiduciaries pursuant to procedures for such delegation provided for in the

Plan or in the Trust Agreement; (b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence, bad faith or willful misconduct; (c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or in his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; (e) each Employer and each officer or director thereof, Employees, the Committee and each member thereof, and any other person(s) to whom the Company delegates (or the Plan or the Trust Agreement assigns) any duty with respect to the Plan or Trust Fund, may rely and shall be fully protected in acting in good faith (i) upon the advice of counsel (who may be of counsel for an Employer or another Fiduciary), (ii) upon the records of a member of the Controlled Group, (iii) upon the opinion, certificate, valuation, report, recommendation or determination (A) of the auditor selected by an Employer or of the Trustee or (B) of any person employed by the Trustee to render advice with regard to any responsibility the Trustee has under the Plan or Trust Agreement and (iv) upon any certificate, statement or other representation made by or any information furnished by an Employee, a Member, a Beneficiary or the Trustee and (f) the Committee and its members shall not be required to make inquiry into the propriety of any action by an Employer or the Trustee.

                 12.5 LIMITATION ON EXCULPATORY PROVISIONS. Notwithstanding any other provision of the Plan or Trust

Agreement, no provision of the Plan or Trust Agreement shall be construed to relieve or have the effect of relieving any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Title I of the Act.

                        ARTICLE XIII - CLAIMS PROCEDURES
                        --------------------------------

                 13.1 METHOD OF FILING CLAIM. Any Member or Beneficiary who thinks that he is entitled to have received a distribution under the Plan or the Trust Agreement which he has not received or that the amounts credited to his Account are inaccurate may file with any member of the Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such claim. Such claim must be signed by the claimant or his authorized representative and shall be deemed filed when delivered to such a Committee member.

                 13.2 NOTIFICATION BY COMMITTEE. Unless such claim is allowed in full by the Committee, the Committee shall (within 90 days after such was filed, plus an additional 90 days if required for processing and if notice of the additional 90-day extension of time indicating the specific circumstances requiring the extension and the day by which a decision shall be rendered is given to the claimant within the first 90-day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state the specific reason(s) for the denial of the claim, specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the denial of the claim was based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. If a claimant does not receive any notice from the Committee within 90 days after his claim is filed with the Committee, his claim shall be deemed to have been denied.

                 13.3 REVIEW PROCEDURE. Within six months after the denial of his claim, the claimant or his duly authorized representative may appeal such denial by filing with any officer of the Company a written request for a review of said claim. If such an appeal is so filed within such six months, a Named Fiduciary designated by the Company, shall conduct a full and fair review of such claim and mail or deliver to the claimant a written decision within 60 days after such appeal was filed unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after such appeal was filed. If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reason(s) for the decision, shall make specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the decision is based and shall, to the extent permitted by applicable law, be final and binding on all interested persons. During such review, the claimant or his duly authorized representative shall be given an opportunity to review documents that are pertinent to the claimant's claim and to submit issues and comments in writing. If the decision on review is not furnished within such 60-day or 120-day period, as the case may be, the claim shall be deemed denied on review.

               ARTICLE XIV - AMENDMENT, SUSPENSION OR TERMINATION
               --------------------------------------------------

                 14.1 RIGHT TO AMEND, SUSPEND OR TERMINATE. Subject to the limitations of Section 9.7, the Company has reserved, and does hereby reserve, the right at any time, without the consent of any other Employer or of the Members, Beneficiaries or any other person, (a) to amend the Plan, in whole or in part, and (b) to suspend Employer Contributions to the Plan and (c) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Members and their Beneficiaries. No such amendment, suspension or termination shall decrease the amount to be contributed by the Employers on account of any Plan Year preceding the Plan Year in which such amendment, suspension or termination is approved by the Company.

                 14.2 PROCEDURE FOR AMENDMENT, SUSPENSION OR TERMINATION. Any amendment, suspension or termination of the Plan pursuant to Section 14.1 shall be expressed in an instrument executed by the Company and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution.

                 14.3 EFFECT OF TERMINATION. If the Plan shall be terminated by the Company as to all Employers, Before-Tax Contributions and Employer Contributions shall cease and, as soon as practicable after such termination, the Trustee shall make distribution (if such distribution is permitted by applicable law) to all Members pursuant to Section 8.3 as if each Member's employment with the Controlled Group had terminated.

                           ARTICLE XV - MISCELLANEOUS
                           --------------------------

                 15.1 SPENDTHRIFT PROVISIONS. No right or interest of any kind of a Member or Beneficiary in the Trust Fund shall be anticipated, assigned (either in law or in equity), alienated or be subject to encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary, or any other legal or equitable process, except in accordance with a qualified domestic relations order as defined in section 414(p) of the Code. The Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with section 414(p) of the Code.

                 15.2 NO ENLARGEMENT OF EMPLOYMENT RIGHTS. The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or any person in respect of commencement, continuation, suspension, resumption or termination of employment nor shall it interfere with or in any other way affect the rights of an Employer to terminate or suspend employment and to treat any Employee or other person without regard to the effect which such treatment might have upon him as a Member.

                 15.3 NOTICES, REPORTS AND STATEMENTS. (1) All notices, reports and statements given, made, delivered or transmitted to a Member shall be deemed duly given, made, delivered or transmitted when mailed with postage prepaid and addressed to the Member at the address last appearing on the books of the Committee. A Member may change his address from time to time by written notice in the form prescribed by the Committee.

                 (2) Written directions, instructions, notices and other communications from Members to the Employers or the Committee shall be mailed by first class mail or delivered to

                          The Gorman-Rupp Company
                          305 Bowman Street
                          P.O. Box 1217
                          Mansfield, Ohio 44901
                                       Attention:  Individual Profit Sharing
                                                   Retirement Plan Committee

or to such other address as may be communicated in writing by the Company. Any such direction, instruction, notice or other communication shall be deemed to have been given when actually received at such location.

                 15.4 ACTION BY COMPANY. Whenever the Company is authorized to act under the Plan, such action shall be taken, unless otherwise provided in the Plan or in a resolution of the Board of Directors of the Company, by written instrument executed by (a) the President or a Vice President of the Company and (b) the Secretary, Treasurer, an Assistant Treasurer or an Assistant Secretary of the Company. To the extent permitted by applicable law, the Trustee may rely on any instrument so executed as being validly authorized and as properly evidencing the action of the Company.

                 15.5 MERGER OR TRANSFER OF ASSETS. There shall be no merger or consolidation of this Plan with, or transfer of assets or liabilities of such Plan to, any other plan unless each Member in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                 15.6 ACQUISITIONS. In the event an Employer acquires all or a part of another business organization (whether by merger, purchase of assets or otherwise), the Committee shall determine the terms and conditions under which, and the extent, if any, to which, remuneration paid by such business organization and its predecessors, subsidiaries and affiliates shall be recognized as Credited Compensation for purposes of the Plan, but no action shall be taken pursuant to this Section which would discriminate in favor of shareholders, officers or highly compensated employees of such business organization as compared with other employees of such business organization.

                 15.7 SEVERABILITY PROVISION. If any provision of the Plan or Trust Agreement or the application of such provision to any person or circumstances shall be held invalid, the remainder of the Plan and Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                   ARTICLE XVI - TOP-HEAVY PLAN REQUIREMENTS
                   -----------------------------------------

                 16.1 DEFINITIONS. For the purposes of this Article, the following terms, when used with initial capital letters, shall have the following respective meanings:

                 (1) AGGREGATION GROUP: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.

                 (2)  COMPENSATION:  An Employee's compensation as defined in
Section 5.5(3).

                 (3)  DEFINED BENEFIT PLAN:  A qualified plan as defined in section 414(j) of the Code.

                 (4) DEFINED CONTRIBUTION PLAN: A qualified plan as defined in section 414(i) of the Code.

                 (5) DETERMINATION DATE: For any Plan Year, the last day of the immediately preceding Plan Year, except that in the case of the first Plan Year of the Plan, the Determination Date shall be the last day of such first Plan Year.

                 (6) EXTRA TOP-HEAVY GROUP: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than ninety percent (90%) of the aggregate present value of all accrued benefits for all employees in such plans.

                 (7)  EXTRA TOP-HEAVY PLAN:  See Section 16.3.

                 (8) FORMER KEY EMPLOYEE: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan

Year.  Such term shall also include his Beneficiary in the event of his death.

                 (9) KEY EMPLOYEE: An Employee or former Employee who, at any time during the current Plan Year or any of the four preceding Plan Years, is
(a) an officer of an Employer (limited to no more than 50 Employees (or, if lesser, the greater of 3 or 10 percent of the Employees)) having an annual Compensation greater than 150% of the dollar amount referred to in Section 5.5(1) applicable for any such Plan Year, (b) one of the 10 Employees owning (or considered as owning within the meaning of section 318 of the Code) the largest interests in an Employer and having annual Compensation of more than the applicable dollar amount referred to in Section 5.5(1), (c) a 5-percent owner (as such term is defined in section 416(i)(1)(B)(i) of the Code) or (d) a 1-percent owner (as such term is defined in section 416(i)(1)(B)(ii) of the Code) having an annual Compensation of more than $150,000. For purposes of clause (b) of this Subsection (9), if two Employees have the same interest in an Employer, the Employee having greater annual Compensation shall be treated as having a larger interest. The term "Key Employee" shall also include such Employee's Beneficiary in the event of his death.

                 (10) NON-KEY EMPLOYEE: An Employee or former Employee who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.

                 (11) PERMISSIVE AGGREGATION GROUP: The group of qualified plans of the Employer consisting of:

                 (a)  the plans in the Required Aggregation Group; plus

                 (b) one (1) or more plans designated from time to time by the Committee that are not part of the Required Aggregation Group but that satisfy the requirements of sections 401(a)(4) and 410 of the Code when considered with the Required Aggregation Group.

If the group includes two or more Defined Benefit Plans, the same actuarial assumptions shall be used with respect to all such Plans and shall be specified in such Plans.

                 (12) REQUIRED AGGREGATION GROUP: The group of qualified plans of the Employer consisting of:

                 (a)  each plan in which a Key Employee participates; plus

                 (b) each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code.

If the group includes two or more Defined Benefit Plans, the same actuarial assumptions shall be used with respect to all such Plans and shall be specified in such Plans.

                 (13) TOP-HEAVY ACCOUNT BALANCE: A Member's (including a Member who has received a total distribution from this Plan) or a Beneficiary's aggregate-balance standing to his Account as of the Valuation Date coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in section 412(c)(10) of the Code); provided, however, that such balance shall include the aggregate distributions made during the five (5) consecutive Plan Years ending with the Plan Year that includes the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group), and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, his Account (and/or the Account of his Beneficiary) shall not be taken into account.

                 (14) TOP-HEAVY GROUP: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans. Proportional subsidies shall be ignored in determining the top-heavy status of a Defined Benefit Plan, but non-proportional subsidies shall be considered when making such determination.

                 (15)  TOP-HEAVY PLAN:  See Section 16.2.

                 16.2 DETERMINATION OF TOP-HEAVY STATUS. (1) Except as provided by Subsections (2) and (3) of this Section, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:

                 (a) the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

                 (b) if the Plan is included in a Required Aggregation Group which is a Top-Heavy Group.

                 (2) If the Plan is included in a Required Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (1) of this Section.

                 (3) If the Plan is included in a Permissive Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (1) of this Section.

                 16.3 DETERMINATION OF EXTRA TOP-HEAVY STATUS. (1) Except as provided by Subsections (2) and (3) of this Section, the Plan shall be an Extra Top-Heavy Plan if, as of the Determination Date:

                 (a) the aggregate of Top-Heavy Account Balances for Key Employees is more than ninety percent (90%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

                 (b) if the Plan is included in a Required Aggregation Group which is an Extra Top-Heavy Group.

                 (2) If the Plan is included in a Required Aggregation Group which is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under Subsection (1) of this Section.

                 (3) If the Plan is included in a Permissive Aggregation Group which is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under Subsection (1) of this Section.

                 16.4 TOP-HEAVY PLAN REQUIREMENTS. Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year, the Plan shall then satisfy the following requirements for such Plan
Year:

                 (a)  The minimum contribution requirement as set forth in
         Section 16.5.

                 (b)  The limitation on Compensation set forth in Section 16.6.

                 (c) The adjustment to minimum benefits and allocations as set forth in Section 16.7.

                 16.5 MINIMUM CONTRIBUTION REQUIREMENT. If the Plan is a Top-Heavy Plan for any Plan Year:

                 (a) Each Non-Key Employee who is eligible to share in any Employer Contribution for such Plan Year (determined without regard to whether he has been credited with 1000 Hours of Service during such
         Year) shall be entitled to receive an allocation of such Contribution which is at least equal to three percent (3%) of his Compensation for such Plan Year.

                 (b) The percentage minimum contribution requirement set forth in paragraph (a) above with respect to a Plan Year shall not exceed the percentage at which Employer Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year. The determination referred to in the immediately preceding sentence shall be determined for each Key Employee by dividing the Employer Contributions allocated to such Key Employee in that Plan Year by such Key Employee's Compensation for such Plan Year; provided, however, that for any Plan Year commencing before January 1, 1989 only the first $200,000 of a Key Employee's compensation shall be used.

                 (c) The percentage minimum contribution requirement set forth in paragraph (a) above may also be reduced or eliminated in accordance with Section 16.8(2).

                 (d) For the purpose of paragraph (b) above, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of section 401(a)(4) or section 410 of the Code.

                 (e) For the purpose of this Section, the term "Employer Contributions" shall include Before-Tax Contributions made for an Employee.

                 16.6 LIMITATION ON COMPENSATION REQUIREMENT. If the Plan is a Top-Heavy Plan for any Plan Year commencing before January 1, 1989, the annual Compensation of each Employee taken into account under the Plan for such Plan Year shall not exceed the first $200,000; provided, however, that said $200,000 amount shall be automatically adjusted each Plan Year to the amount prescribed by the Secretary of the Treasury, or his delegate, for that Plan Year pursuant to section 416(d)(2) of the Code and the Regulations thereunder.

                 16.7 ADJUSTMENT TO MINIMUM BENEFITS AND ALLOCATIONS. If the Plan is a Top-Heavy Plan for any Plan Year, and if the Employer maintains a Defined Benefit Plan which could or does provide benefits to Members in this
Plan:

                 (a) The minimum contribution requirement under Section 16.5(a) shall be five percent (5%) for a Non-Key Employee who is covered by this Plan and the Defined Benefit Plan.

                 (b) Calculations under parts (a) and (b) of Section 5.6 shall be made by substituting "1.0" for "1.25" for each place such "1.25" figure appears, and calculations under section 415(e)(6)(B)(I) of the Code shall be made by substituting "$41,500" for "$51,875" for each place such "$51,875" amount appears.

                 16.8 COORDINATION WITH OTHER PLANS. (1) In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.

                 (2) In the event that another Defined Contribution Plan maintained by the Controlled Group provides contributions or benefits on behalf of Members in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 16.4; and, the minimum contribution required for a Non-Key Employee in this Plan under Section 16.5 will be reduced or eliminated, in accordance with the requirements of section 416 of the Code and the Regulations thereunder, if a minimum contribution is made in whole or in part in respect of such other plan(s).

                 (3) Principles similar to those specifically applicable to this Plan under this Article, and in general as provided for in section 416 of the Code and the Regulations thereunder, shall be applied to the other plan(s) required to be taken into account under this Article in determining whether this Plan and such other plan(s) meet the requirements of such section 416 of the Code and the Regulations thereunder.

                      *        *       *        *       *


                 DATED as of January 1, 1987, but actually executed at Mansfield, Ohio, on August 8, 1988.


                                              THE GORMAN-RUPP COMPANY


                                              By /s/ James C. Gorman
                                                 ---------------------------
                                                     President


                                              And /s/ Jeffrey S. Gorman
                                                  --------------------------
                                                      Secretary